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                                                                    EXHIBIT 10.1

INGRAM
MICRO'r'                                                      INGRAM ALLIANCE'r'

                                RESALE AGREEMENT

This Agreement ("Agreement") is by and between Emtec, Inc. ("Emtec, Inc."), with its principal place of business at 817 East Gate Drive, Mt. Laurel, NJ, 08054 and Ingram Micro Inc. ("Ingram Micro") including its division, Ingram Alliance ("Ingrain Alliance"), with their principal place of business at 1600 E. St. Andrew Place, Santa Ana, California 92705. The term "Ingram will be used to describe both Ingram Micro and Ingram Alliance unless a term or condition differs between the two, in which case the specific name will be used accordingly. This Agreement will include Emtec, Inc.'s domestic locations only.

1.       Purpose

         The purpose of this Agreement is to provide the terms and conditions for the purchase and resale by Emtec, Inc. and the sale by Ingram to Emtec, Inc. of various computer products including both hardware and software ("Product").

2.       Terms of Sale

         A. All Product sales will be subject to Ingram Micro's then-current standard Sales Terms and Conditions published in its Comprehensive Catalog ("Catalog") at the time of purchase. Should Ingram Micro's Catalog provisions conflict with this Agreement, the provisions of this Agreement will prevail.

         B. All Ingram Alliance Product sales are subject to the terms and conditions shown in the Ingram Alliance Emtec, Inc. Agreement (Exhibit
         A). Should the provisions in Exhibit A conflict with this Agreement, the provisions of this Agreement will prevail.

         C. If authorization for resale is required by the publisher or manufacturer of any Product, then Ingram will not be obligated to sell such Product to Emtec, Inc. unless Ingram has received such required authorization.

3.       Ordering

         A. Emtec, Inc. will compile, update, and provide Ingram with Product order information. The Product order information will include the: (i) Product type(s), (ii) unit quantity, (iii) Ingram SKU number and or Manufacturer Part Number, (iv) Emtec, Inc. price, and (v) correct shipping address. Emtec, Inc. personnel will identify, for each Product order, the ship-to destination as either Emtec, Inc., Emtec, Inc.'s customer, or to some other specified third party. Ingram will, subject to Product availability, use its best efforts to fill and ship all Product orders placed by Emtec, Inc. within one (1) business day of order receipt.

         B. For government orders, Emtec, Inc. will compile, update, and provide Ingram with the following Product order information: (i) Product type(s), (ii) unit quantity, (iii) end user name and zip code, and (iv) government contract number. Emtec, Inc. personnel will identify, for each Product order, the ship-to destination as either Emtec, Inc., Emtec, Inc.'s customer, or to some other specified third party. Ingram will, subject to Product availability, use its best efforts to fill and ship all Product orders placed by Emtec, Inc. within one (1) business day of order receipt. Ingram will have no obligation to confirm the validity of any order placed or the authority of the person placing an order in this manner. Emtec, Inc. will disclose its Ingram customer number only to its personnel with a need to know.

         C. Ingram will accept orders over telephone, via facsimile, and via Ingram approved electronic ordering methods as defined in Ingram's Comprehensive Catalog only from those who identify themselves

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         as Emtec, Inc. personnel and provide the Ingram customer number prior to placing the order. Ingram will have no obligation to confirm the validity of any order placed or the authority of the person placing an order in this manner. Emtec, Inc. will disclose its Ingram customer number only to its personnel with a need to know.

4.       Volume Commitment

         Emtec, Inc. agrees that it will make best efforts, based on the pricing offered, to achieve combined annual Ingram and Ingram Alliance purchases of $21,000,000 for the term of this Agreement. This annual purchase objective may be reviewed and adjusted quarterly.

5.       Pricing and Payment Terms

         INGRAM MICRO

         A. All Product prices will be as shown in Ingram Micro's on-line ordering system as of the date of order.

         B. Ingram Micro's price to Emtec, Inc. for standard Product purchases will be Ingram Micro cost divided by the factor applicable to the Product type. The Product types and factors will be as follows:

                       Product Type                  Factor
                       ------------                  ------
                       Software                      .950
                       Hardware                      .945
                       Accessory Product             .940
                       Technical Product             .925

         Note: Technical Products consist of those component parts found inside the CPU. The memory, the motherboard, networking card and modem card that require a higher level of expertise to either service or sell. Also, networking products that support LAN's and WAN's that allow for connectivity between multiple work stations.

         C. Specialty Product purchases, including but not limited to memory, licenses, books some technical education and exclusives may not be included in the above pricing.

         D. Exhibit D provides a list of vendors for which the pricing is adjusted individually and separately from the pricing above. All other vendor lines for which Emtec, Inc. is authorized will be subject to the pricing referred to in this section.

         E. As manufacturer costs change, Ingram Micro's price to Emtec, Inc. may be adjusted to reflect such changes.

         F. Ingram Micro will invoice Emtec, Inc. upon Product shipment, and all invoices will be due and payable net thirty (30) days from invoice date.

         INGRAM ALLIANCE

         G. Prices for all floored and subsidized Product purchases will be Ingram Alliance replacement cost on the date of purchase plus the percentage listed below. Pricing is valid for one year unless manufacturer costs change, Ingram Alliance's price to Reseller may be adjusted to reflect such change.

                  Cost plus 2.1% on all Ingram Alliance "B" Products as listed in Exhibit B
                  Cost plus 2.1% on all Ingram Alliance "C" Products as listed in Exhibit B

         NOTE: Ingram Alliance calculates Emtec, Inc. cost by taking Ingram Alliance's replacement cost of the Product, without additional freight loads or other fees, and dividing it by the reciprocal of the cost plus the percentage stated above.

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         H. Ingram Alliance pricing applies to flooring purchases only. Emtec,
         Inc. agrees to utilize Ingram Alliance approved flooring companies as listed in Exhibit C, in order to assure the vendor subsidizes the associated flooring fees. If Emtec, Inc. does not use an Ingram Alliance approved flooring company for each vendor, Emtec, Inc. will be billed for the flooring fees from the flooring company.

         I. In the event Emtec, Inc. elects to place an order on the Ingram Alliance net terms account, Ingram Alliance will invoice Emtec, Inc. upon Product shipment, and all invoices will be due and payable net thirty (30) days from invoice date. A net terms fee of two percent (2.0%) of the total invoice amount will be added to orders placed on Emtec, Inc.'s net terms account. If payments are not received within thirty (30) days, additional interest charges may be added.

6.       Fees

         A. Ingram Alliance agrees to waive minimum order fee.

         B. Ingram Alliance agrees to waive drop ship order fee.

         C. A rebox fee of thirty five dollars ($35.00) per item will be charged on all Ingram Products returned in a damaged box.

7.       Shipping

Reseller's Product orders will be shipped F.O.B. origin, ground service, Ingram Alliance's carrier of choice, and Ingram Alliance will pay all ground freight charges on orders which are shipped from any of its distribution centers. Ingram Alliance will ship via 2-day ground delivery on all shipments from either of Reseller's primary Ingram Alliance distribution centers, located in Memphis, TN or Carol Stream, IL, or Harrisburg, PA. This will result in Product being delivered in 1-2 days. For Product not in stock in either of the Reseller's primary Ingram Alliance distribution centers, Ingram Alliance will assess freight options on a case by case basis. Upon Reseller request, Product orders may be shipped overnight expedited delivery via Reseller's carrier of choice. Reseller will pay all overnight freight charges and all orders will be shipped F.O.B. origin.

Note: The 2-day delivery terms are effective through December 31, 1997 after which time such terms will be subject to review.

8.       Returns

         A. For Ingram Micro Product returns, Emtec, Inc. will be entitled to the same customer support, stock balancing and defective Product return privileges as is extended to Ingram Micro's customers in Ingram Micro's Catalog.

         B. Products purchased from Ingram Alliance which are not found to be defective may be returned within one hundred fifty (150) days after invoice date. All returns will be subject to the returns fees listed in the table below which (i) are derived from Reseller's stock balance returns as a percentage of gross sales during that current Ingram Alliance fiscal quarter, and (ii) will be invoiced at the end of that fiscal quarter. Returns will be processed at the lower of either the invoice price paid by Emtec, Inc. or the current price as shown in Ingram Alliance's on-line ordering system as of the date of return request. All Products returned must be undamaged, in the manufacturer's original packaging, unused and in resalable condition.

                         RETURNS PERCENT             FEE
                         0%-5%                       No fee
                         5.01%-15%                   5%
                         15.01% or more              15%

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         C. All defective/DOA returns must follow the policies as published by each individual manufacturer.

         D. Ingram will not accept stock balance returns for special orders or configured systems.

         E. Ingram will not accept open box returns.

9.       Vendor Funds

         Any co-op or marketing funds provided by vendors for Emtec, Inc. will be passed through Ingram Alliance to Emtec, Inc. at 100%. Ingram Alliance agrees to support Emtec, Inc.'s annual marketing plan with incremental marketing funds on a case-by-case basis.

10.      Term and Termination

         This Agreement will commence on the date of the last signature set forth below and will continue for one (1) year. Either party may terminate this Agreement without cause by giving thirty (30) days advance written notice to the other party. Ingram may terminate this Agreement immediately for cause upon written notice, which notice will include a ten (10) day opportunity to cure.

11.      Confidentiality

         This Agreement is and contains confidential information, and as such will not be disclosed to any third party without the express written consent of both parties. The parties agree to disclose the terms and conditions of this Agreement only to their respective personnel with a need to know.

12.      Notices

         All notices and other communications relating to this Agreement or its terms will be in writing and mailed via first class United States Postal Service, certified or registered with return receipt requested or via facsimile. All notices so mailed will be deemed received two (2) days after postmark date and facsimiles will deemed received upon notification of successful transmission.

13.      Entire Agreement

         This Agreement (including any Exhibits and Addenda) constitutes the entire Agreement between the parties regarding the resale of Product, and will cancel, terminate, and supersede any and all previous agreements, proposals, representations, or statements, whether oral or written. The terms of this Agreement will supersede the terms of any invoice or purchase order issued by either party. Any modifications of this Agreement must be in writing and signed by an authorized representative of each party.

14.      Governing Law

         This Agreement will be deemed made in the State of California and will be governed by and construed in accordance with California laws, excluding its conflicts or choice of law rule or principles which might refer to the law of another jurisdiction. The state and federal courts situated in Orange County, California will have non-exclusive jurisdiction and venue over any dispute or controversy which arises out of this Agreement.

15.      Headings

         This Agreement may be executed in any number of original counterparts, each of which when executed and delivered will be deemed to be an original and all of which taken together will constitute but one and the same instrument. Headings in this Agreement are included for convenience of reference only and will not constitute a part of this Agreement for any other purpose.

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This Agreement will be effective as of the last date of signature by the authorized parties below.



"Reseller"                                  Ingram Micro, Inc.                       Ingram Micro, Inc.

By:                                         By:                                      By:
/s/ R. K. Landon                            /s/ Stephen A. Halland
----------------------------------------    ------------------------------------     -----------------------------------------
       (Officer of the Company)                   (Officer of the Company)                   (Officer of the Company)


Name: R. K. Landon                          Name:Stephen A. Halland                  Name:
      ----------------------------------         -------------------------------          ------------------------------------
        (please print or type)                     (please print or type)                     (please print or type)


Title: Exec. Vice President                 Title:  VP, Bus Dev                      Title:
       ---------------------------------            ----------------------------           -----------------------------------
        (please print or type)                     (please print or type)                      Area Vice President


Date:  9/24/97                              Date:  9/29/97                           Date:
     -----------------------------------         -------------------------------           -----------------------------------






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